Exhibit 99.1

SALIX PHARMACEUTICALS, LTD.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Salix Pharmaceuticals, Ltd., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated August            , 2005, and hereby appoints Adam C. Derbyshire and Stephen D. Celestini and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Salix Pharmaceuticals, Ltd., to be held on Friday, September 30, 2005 at 9:00 a.m., local time, at the offices of Salix, located at 1700 Perimeter Park Drive, Morrisville, North Carolina and any adjournment(s) thereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL NUMBER 1.

The Board of Directors recommends a vote FOR the following proposal.

1.      To approve the issuance of Salix Pharmaceuticals, Ltd. common stock in the merger of Metal Acquisition Corp, a wholly owned subsidiary of Salix Pharmaceuticals, Ltd., with and into InKine Pharmaceutical Company, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

Authorized signatures – Sign here – This section must be completed for your instructions to be executed.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder

MARK THIS BOX WITH AN X IF YOU HAVE MADE CHANGES TO YOUR NAME OR ADDRESS DETAILS ABOVE.  ☐

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Dated: , 2005

Signature:

Signature: